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                                                                EXHIBIT 23.1


           CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT ACCOUNTANTS


The Board of Directors
CKS Group, Inc.


        We consent to the incorporation herein by reference of our report dated December 16, 1996, relating to the consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996 and the related consolidated ststements of income, stockholders' wquity, and cash flows for each of the years in the three-year period ended November 30, 1996, and the related schedules, which report appears in the November 30, 1996 annual report on Form 10-K of CKS Group, Inc. We also consent to the incorporation herein by reference of our report dated February 28, 1997 relating to the supplemental consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996 and the related supplemental consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996, which report appears in the Form 8-K/A of CKS Group, Inc. dated January 31, 1997. We also consent to the incorporation herein by reference of our report dated June 6, 1996, relating to the balance sheets of Schell/Mullaney, Inc. as of December 31, 1994 and 1995 and the related statements of operations and retained earnings, and each flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of CKS Group, Inc. dated August 1, 1996. We Also consent to the references to our firm under the heading "Experts" in the Prospectus.




                                             /s/ KPMG PEAT MARWICK LLP

San Jose, California
May 15, 1997